U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 18, 2001

                            FREESTAR TECHNOLOGIES
          (Exact name of registrant as specified in its charter)

                                      Nevada
            (State or jurisdiction of incorporation or organization)

                                     000-28749
                             (Commission File Number)

                                     88-0446457
                    (I.R.S. Employer Identification Number)

Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo, Dominican
                                     Republic
                     (Address of principal executive offices)

                 Registrant's telephone number:  (809) 732-5911

          16130 Ventura Boulevard., Suite 600, Encino, California 91436 (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on October 18, 2001, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Ludlow & Harrison, was dismissed.
The decision to dismiss this accountant was approved by the Board of Directors. This firm audited the Registrant's financial statements for the fiscal year 2000. This firm's report on these financial statements was modified as to uncertainty that the Registrant will continue as a going concern; other than this, this accountant's report on the financial statements for the past year neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's most recent fiscal year and the subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's most recent fiscal year and the subsequent interim period preceding the former accountant's dismissal.

     (b) Effective on October 18, 2001, the firm of Stonefield Josephson, Inc. has been engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this accountant was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

     (c) The Registrant has requested Ludlow & Harrison to respond to the Securities and Exchange Commission regarding its agreement with the statements made by the Registrant in response to Item
304(a)(1) of Regulation S-B.

                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Freestar Technologies



Dated: October 23, 2001                      By: /s/ Paul Egan
                                             Paul Egan, President